[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION]



                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT

                                     between

                               HESKA CORPORATION,
                                   Distributor

                                       and

                               i-STAT CORPORATION,
                                  Manufacturer


                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT



                                     PARTIES

This Amended and Restated Distribution Agreement (it, together with any Schedules and Exhibits, the "Agreement"), between i-STAT Corporation, a Delaware corporation having its principal place of business at 104 Windsor Center Drive, East Windsor, New Jersey 08520 U.S.A. ("Manufacturer"), and Heska Corporation, a Delaware corporation having its principal place of business at 1613 Prospect Parkway, Fort Collins, Colorado, 80525 U.S.A. ("Distributor").

                                    RECITALS

     Distributor desires to market and distribute Manufacturer's Products to the animal health care market and Manufacturer desires to grant Distributor such marketing and distribution rights, all on the terms and conditions of this Agreement.

     Manufacturer and Distributor previously executed and delivered that certain Distribution Agreement dated as of February 9, 1998 (the "Prior Agreement"), which Prior Agreement is hereby amended and restated in its entirety by this Agreement.

                               TERMS OF AGREEMENT

     1. APPOINTMENT AND TERRITORY Subject to the terms and conditions of this Agreement, Manufacturer hereby appoints Distributor as its exclusive distributor worldwide except for Japan and New Zealand, as its non-exclusive distributor in Japan and, commencing July 1, 1999 through the end of the Term, as its exclusive distributor in New Zealand (the "Territory"), to distribute, market and sell the Products to Customers in the Territory, and Distributor accepts such appointment. "Products" means only the articles listed on
Schedule 1.1, including the i-STAT analyzers (the "Analyzers") and cartridges (the "Cartridges") listed thereon. Manufacturer agrees that, subject only to the prior fights of Abbott Laboratories ("Abbott") under that certain Funded Research and Development and License Agreement dated as of August 3, 1998, as the same may be amended from time to time, between Manufacturer and Abbott, prior to offering any other or new products to any other person for resale in the animal health care market, it will first offer Distributor the opportunity to negotiate to have such products included as a Product hereunder on such terms and conditions as are mutually acceptable to the parties. "Customer" means any animal healthcare organization or animal healthcare individual that purchases Products, excluding individuals operating within human healthcare institutions. Manufacturer reserves the right, upon reasonable notice to Distributor, to modify any of the Products and their specifications and to discontinue sales of any Product. Recognizing the end use of the Products in healthcare, Distributor shall not solicit or sell any Products to Customers or other third parties which Distributor has reason to believe will redistribute or otherwise direct them for use to classes of customers not contained within the Customer class described above, and shall otherwise take all reasonable necessary actions to prevent sales of Products to classes of customers known by Distributor to be not contained within the Customer class described above.
Upon request by Manufacturer, if and to the extent Distributor sells Products to customers outside the Customer class in violation of the above restrictions, Distributor will remit to Manufacturer an amount equal to the difference between (i) the amount of Net Sales collected by Distributor from sales of such Products and (ii) the Purchase Price paid to Manufacturer for such Products. Distributor represents that it is competent under the laws of the Territory to enter into this Agreement and to act hereunder.

     2.   TERMS AND CONDITIONS.

          2.1.PRICES. Manufacturer shall sell the Products to Distributor at the prices set forth on Schedule 1.1. Manufacturer has the right to modify prices as described on Schedule 1.1.

          2.2.PAYMENT TERMS AND CONDITIONS. Prices quoted by Manufacturer, unless otherwise stated, shall be paid in U.S. Dollars and are freight on board
(FOB) at Manufacturer's facility in East Windsor, New Jersey, U.S.A. Legal title, control of, right of possession and risk of loss of Products shall pass to Distributor upon shipment FOB. Distributor shall pay for each order within the terms stated in Schedule 1.1 by check or wire transfer through a bank designated by Manufacturer which shall cover, at Distributor's charge, the price of Products in such order. Distributor shall pay all expenses associated with the cost of export packing, carriage to the port of shipment, refrigerated freight to the port of destination, customs clearance, warehousing and insurance, including war risk insurance, if applicable, and other costs and expenses occurring after the Products are made available to Distributor. Distributor shall ensure that Products are shipped, stored and handled in accordance with the specifications Manufacturer shall from time to time provide. Manufacturer reserves the right at any time to take legal proceedings to recover overdue payments by Distributor.

          2.3.PLACEMENT OF ORDERS. Distributor shall place all orders with Manufacturer at Manufacturer's principal office. Manufacturer shall promptly, and in any event within five (5) business days, notify Distributor of any Purchase Orders (or parts of Purchaser Orders) accepted, rejected, or delayed, and the reason for any such rejection or delay. No Purchase Order shall be binding upon Manufacturer until accepted by Manufacturer. Purchase Orders not rejected within five (5) business days shall be deemed accepted. Distributor may not modify any Purchase Orders after acceptance by Manufacturer of such Purchase Order without Manufacturer's prior consent. All Purchase Orders should be placed 45 days prior to the requested shipping date from Manufacturer. Products shipped in connection with Purchase Orders placed less than 45 days prior to required shipment of product from Manufacturer may not have optimum dating.

          2.4.SUBMISSION OF FORECASTS. Distributor shall furnish Manufacturer with a non-binding forecast for the following quarter 45 days in advance of that quarter.

     3.   RESPONSIBILITIES OF MANUFACTURER.

          3.1. CATALOGS, BULLETINS. Manufacturer shall, without charge, furnish to Distributor reasonable quantities of technical data and technical bulletins adequate to describe the Products in the English language, and in other languages to the extent already available. Distributor may, at its own cost, provide a translation of the documents into the local language.

          3.2. TRAINING. Manufacturer shall provide follow-up training, as mutually agreed by the parties, at Distributor's facility. In connection with such follow-up training, Manufacturer shall pay for its employees' salaries and their travel and travel-related expenses, including meals, lodging and other living expenses. For training situations not covered by the above, both Parties agree to discuss how to equitably share the travel and related expenses.

          3.3. INTERFACE TRAINING. Manufacturer shall assist Distributor with ASTM interface training, as to how to interface between a Central Data Station at the Customer's site and other computer workstations of the Customer.

          3.4. PRODUCT SUPPLY. To the extent Manufacturer is unable to supply adequate quantities of Products to fill Distributor's Purchase Orders submitted from time to time, and provided that such Purchase Orders are not for quantities of Products materially exceeding Distributor's ordinary requirements or forecasted needs, the minimum sales Targets and Milestones set forth in
Section 4.2 hereof shall be adjusted accordingly by the parties.

     4.   RESPONSIBILITIES OF DISTRIBUTOR.

          4.1. SALES EFFORTS; MARKETING SUPPORT. (a) Distributor shall devote commercially reasonable efforts to the promotion, sale and servicing of the Products to Customers in the Territory. Distributor shall, at its expense, take such commercially reasonable actions as it deems necessary to promote the Products, which may include: (i) including the Products in its appropriate catalogs, promotional mailings and like publications; (ii) developing, preparing and placing advertising concerning the Products in appropriate media or through direct mail; (iii) exhibiting the Products at appropriate trade shows and informing Manufacturer at least 30 days in advance of trade shows;
(iv) conducting appropriate market research as it deems necessary or desirable; and (v) rendering other services customarily rendered by a distributor of veterinary medical products. Manufacturer shall have the right to prior review and to approve (or not approve) any and all copy, layout or other advertising, promotional or other distributed material involving the Products. Failure to object to any materials within fifteen (15) business days of sending shall be deemed approval. Distributor shall discuss strategy and Product positioning with Manufacturer and shall use commercially reasonable efforts to market and position the Products in accordance with the recommendations of Manufacturer.

          (b) In furtherance of the above, for each calendar year during the Term, Distributor shall use commercially reasonable efforts to make or commit to make Marketing Expenditures (as defined below) in connection with its promotion of the Products, which should be approximately five percent (5%) of Net Sales (as defined below) of Analyzers for the preceding calendar year. As used herein, "Marketing Expenditures" shall include, without limitation, amounts spent or committed to be spent (whether internally or externally) on promotion of the Products (or any of them) (i) in catalogs, brochures, pamphlets, product information sheets and other mailings and publications, (ii) in broad or targeted advertising (including the development, preparation and cost of placing advertisements), (iii) at trade shows or other formal or informal industry or customer gatherings, (iv) by other accepted means employed by Distributor or the industry in general, but excluding salaries or commissions paid to Distributor's employees. Notwithstanding the foregoing, in the event, Distributor fails to make the Marketing Expenditures set forth above in any year during the Term, but reaches the total sales Milestones for such year set forth in Section 4.2 below, such failure shall not constitute a breach of this Agreement or otherwise entitle Manufacturer to exercise any rights or remedies under this Agreement or otherwise. "Net Sales" for purposes of this Agreement shall mean, with respect to any Products (or any of them specifically designated for any purpose in this Agreement) sold by Distributor, its affiliates and sales agents or distributors, the invoiced sales price of such Products billed to independent Customers who are not affiliates of Distributor, less (a) credits, allowances, discounts and rebates to, and chargebaeks from the account of, such Customers for damaged, rejected, outdated or returned product returned in accordance with Distributor's or Manufacturer's policies;
(b) freight and insurance costs incurred in transporting such Products to such Customers; (c) quantity, trade and cash discounts and other price reductions allowed; (d) discounts, fees and commissions payable to third party sales agents or distributors (but not Distributor's employees) with respect to orders or sales of such Products; (e) sales, use, value-added and other direct taxes incurred; and (f) customs, duties, tariffs surcharges and other governmental charges incurred in connection with the exportation or importation of such Products. For purposes of Distributor's obligation to meet its Marketing Expenditures goal set forth above, Net Sales shall be measured by reference to sales of Analyzers only.

          4.2. SALES TARGETS AND MILESTONES. The tables below set forth sales targets ("Targets") and sales milestones ("Milestones") for Purchase Orders submitted by Distributor. The parties acknowledge that it is their goal that Distributor will take delivery of or schedule delivery within 30 days of the end of the periods referenced below of the number of Analyzers and the number of Cartridges set forth below under the caption "Milestones," in the aggregate, for sales by Distributor in each of North America and the remainder of the Territory outside of North America during the periods referenced, and Distributor shall use reasonable commercial efforts to achieve such Milestones. For purposes of determining achievement of Milestones, monthly total Purchase Orders for each of the last three months of the year cannot exceed [ *** ]% of the monthly average for Purchase Orders for the previous six months.

(numbers shown represent units of products ordered)

TARGETS                   1999     2000      2001
--------------------    -------   -------   -------
US
-------------
    Analyzers           [ *** ]   [ *** ]    [ *** ]
    Cartridges          [ *** ]   [ *** ]    [ *** ]
International
-------------
    Analyzers           [ *** ]   [ *** ]    [ *** ]
    Cartridges          [ *** ]   [ *** ]    [ *** ]
Target Totals
-------------
    Analyzers           [ *** ]   [ *** ]    [ *** ]
    Cartridges          [ *** ]   [ *** ]    [ *** ]


MILESTONES                         2000      2001
--------------------              -------   -------
US
--------------
    Analyzers                    [ *** ]    [ *** ]
    Cartridges                   [ *** ]    [ *** ]
International
--------------
    Analyzers                    [ *** ]    [ *** ]
    Cartridges                   [ *** ]    [ *** ]
Milestone Totals
----------------
    Analyzers                    [ *** ]    [ *** ]
    Cartridges                   [ *** ]    [ *** ]

*** Confidential Treatment Requested


          The parties further agree that (i) the above Targets for all years shown are intended to be goals and not minimum purchase obligations and any failure to achieve such Targets shall in no event constitute or give rise to a breach of this Agreement by Distributor or the exercise of any remedy by Manufacturer; (ii) in the event Distributor fails to reach the above Milestones in 2000 for either the United States or the rest of the Territory, but nonetheless achieves the total Milestone in 2000, Distributor will be deemed to have reached the Milestone 2000 for each of the United States and the rest of the Territory; and (iii) in the event Distributor fails to reach the Milestones in 2000 for either the United States or the rest of the Territory, or both, and also fails to achieve the total Milestone in 2000, Manufacturer will have the option, exercisable by delivery of written notice to Distributor, to convert the distribution rights of Distributor under this Agreement, effective not sooner than January 1, 2001, from exclusive to non- exclusive during 2001 in the portion of the Territory in which Distributor has failed to achieve its 2000 Milestones, with Distributor's exclusive distribution rights remaining unaffected in the portion of the Territory where Distributor has achieved its Milestones in 2000. In the event Manufacturer exercises its rights set forth in (iii) above, Distributor's obligation to make Marketing Expenditures pursuant to Section 4.1 above shall terminate and be deemed waived by Manufacturer.

          4.3. MODIFIED AND NEW PRODUCTS. Distributor shall timely provide comprehensive information to its Customers with respect to newly available Products, discontinuance of Products and changes in existing Products, including, but not limited to, performance specification changes and required software upgrades in Analyzers (which may or may not be coupled to specific lots of Cartridges). Distributor shall use commercially reasonable efforts to ensure that each Customer in the Territory makes any such performance specification changes and software upgrades in a timely manner.

          4.4. COMPETITIVE PRODUCTS. In ftutherance of its duties, and in recognition of the unique healthcare and related responsibilities in connection with the distribution of the Products, during the Term, Distributor shall not anywhere in the Territory market or sell any hand held device performing blood gas or electrolyte tests currently performed by the Analyzer. For purposes of this Section 4.4, the term "Analyzer" will be amended by the parties from time to time to include other categories (such as future tests) added as Products to this Agreement. Distributor shall exclusively use Manufacturer's control products unless Manufacturer gives prior written approval for substitution.

          4.5. COMPETENCE OF PERSONNEL. Distributor shall have an adequate number of technically competent personnel for sales and after-sales service of the Products. The number of sales personnel will depend on the market size and the market penetration over time.

          4.6. MARKETING OF THE PRODUCTS IN THE TERRITORY. Distributor shall be informed of Manufacturer's suggested resale prices but shall retain full discretion to set resale prices of the Products.

          4.7. TRAINING OF CUSTOMERS. Distributor shall, prior to shipment, provide to each Customer Product storage and use instructions, and shall provide its Customers with adequate training and support within the first two months after delivery to a Customer of the first batch of Products. Distributor shall use commercially reasonable efforts to ensure that all introductory training is made available to the Customer within the first week after receipt of Analyzers and Cartridges. Full use will be made of training material and technical information supplied by Manufacturer.

          4.8. PRODUCT WARRANTY. Distributor shall provide to Customers Manufacturer's standard written limited warranty for all Products. Distributor shall not alter or expand such warranty. During the term of this Agreement, Distributor shall be responsible for providing technical support to Customers at its expense and shall assist them without charge in obtaining warranty service from Manufacturer. In addition, at the written request of Manufacturer, Distributor shall perform certain warranty repairs during the standard warranty period which shall be billed to and paid by Manufacturer at mutually agreed upon labor rates.

          4.9. COMPUTER INTERFACING. At a Customer's request, during the Termof this Agreement, Distributor shall perform all computer interfacing activities between Central Data Stations ("CDS") and other computer workstations for each of its Customers based upon the ASTM interface provided on the CDS.

          4.10. INVENTORY. Distributor shall maintain inventory of the Products sufficient to satisfy the reasonably projected needs of its Customers in light of order and shipping lead times.

          4.11. REGULATORY COMPLIANCE. Distributor shall advise Manufacturer promptly of all Rovemment regulations outside the United States affecting the importation, use, sale, record maintenance and disposal of the Products and shall be responsible for compliance therewith. Without limiting the foregoing, Distributor shall obtain from competent govemmental authorities such import permits, licenses, exemptions from customs duties and governmental approvals and consents required in connection with the execution and performance of this Agreement. All governmental permits, registrations, licenses, exemptions and consents specifically relating to i- STAT products, shall be sought in the name of and shall, at the end of the Term, be the exclusive property of Manufacturer. Distributor shall comply with all applicable United States of America and Territory laws, rules and regulations and shall not engage in any activity that is illegal under, or would cause Manufacturer to be in violation of, any law, decree, rule or regulation in the Territory or in the United States of America.

          4.12.BOOKS AND RECORDS. Distributor shall maintain books and records in keeping with standard industry practice regarding the performance of its obligations hereunder and shall retain such records during the Term and for three years thereafter.

          4.13.PROPRIETARY INFORMATION AND TRADE SECRETS. Neither Party shall use for any purpose, other than as contemplated by this Agreement, or divulge to any third party, any trade secrets, processes, techniques, designs, know how or other confidential information provided to such Party by the other. Notwithstanding anything to the contrary provided herein, these confidentiality provisions shall not apply to any information: (a) which is independently developed by the receiving Party or its affiliated company or lawfully received free of restriction from another source having the right to so furnish such information; (b) after it has become generally available to the public without breach of this Agreement by the receiving Party or its affiliated company; (c) which at the time of disclosure to the receiving Party was known to such Party or its affiliated company free of restriction; or (d) which the receiving Party is required to disclose pursuant to law, regulations, or an order of a court of competent jurisdiction, provided that the disclosing Party shall have been afforded a reasonable opportunity to limit such disclosure.

          4.14.NOTICE OF INFRINGEMENT ACTIVITIES. Distributor shall notify Manufacturer of any actual or suspected infringement or misappropriation of any of Manufacturer's patents, copyrights (including its computer software), proprietary information or trade and service marks and at Manufacturer's expense shall fully cooperate with and assist Manufacturer in any legal action that Manufacturer elects to bring to prevent or redress such violations of its rights.

          4.15.CATALOG AND PRODUCT LABELS. Distributor may affix its label on catalogs and Products being distributed by Distributor in the Territory during the Term, provided that Manufacturer shall have been provided with a catalog and a photograph of each Product with Distributor's label affixed in the same manner in which the Products will be distributed. If Manufacturer shall reasonably object to the manner in which such label is affixed, Distributor shall promptly cease any such use and change its use to comply with the Manufacturers requirements.

          4.16.REVIEW OF PRACTICES. Periodically, and at least quarterly, Manufacturer and Distributor shall review Distributor's marketing and selling strategy, training of Customers, inventory, computer interfacing activities and other practices with a view toward maximizing Customer use of and satisfaction with the Products.

     5.   RIGHTS TO PROPERTY OF MANUFACTURER.

          5.1. MARKS. Manufacturer hereby authorizes Distributor to use, on a nonexclusive basis for the Term, without cost to Distributor other than payment for the Products, the trademark "i- STAT" and any other trademarks, service marks or trade names used by Manufacturer to identify the Products (the "Marks"), solely for Distributor's distribution of Products and related performance under this Agreement. The Marks and the goodwill associated with the Marks are the exclusive property of Manufacturer. Distributor shall not
(a) use the Marks as part of any composite mark including any elements not approved in advance in writing by Manufacturer, (b) challenge the validity or enforceability of the Marks or (c) acquire any proprietary rights in the Marks by reason of any activities under this Agreement or otherwise. All uses of the Marks by Distributor and any additional goodwill created thereby shall inure to the exclusive benefit of Manufacturer. Manufacturer shall, at all times during the Term on reasonable notice, have the right to inspect the materials and services on or in connection with which the Marks are used in order to assure Manufacturer that Manufacturer's quality standards relating to the Products and Distributor's servicing and other mark-pertinent provisions of this Agreement are being observed. If Manufacturer shall at any time reasonably object to any use to which the Marks are put, Distributor shall promptly cease any such use.

          5.2. LICENSE TO USE COMPUTER SOFTWARE. All software, on whatever media and in whatever form, which Manufacturer shall deliver to Distributor (the "Software") is and shall remain the property of Manufacturer and its suppliers and licensors thereof and shall only be used in accordance with the terms of this Agreement. Upon the sale of any central data station software package during the Term, Distributor shall collect and pay to Manufacturer the first year's fee for the use of such software as set forth in Schedule 1.1. Manufacturer shall thereafter invoice Customers directly for any further license or maintenance fees. Software contains copyrighted and proprietary trade secrets of Manufacturer (and its suppliers and licensors), and Distributor shall keep the Software in confidence. Distributor shall not copy, use or disassemble the Software unless agreed by Manufacturer. Distributor shall have the right to reproduce Software only for (a) one backup/archival copy and (b) installation on and use with equipment designated by Manufacturer as suitable therefor and for use solely with the Products distributed by Distributor. Distributor shall reproduce the copyright and other proprietary notices of Manufacturer and third parties present in the Software delivered to Distributor. Distributor's license to use and distribute the Software shall terminate on the earlier of (a) the end of the Term; (b) discontinuance of use of the designated equipment for the Software; (c) discontinuance of payment of periodic license and maintenance fees, if any; and (d) breach of any of the above given terms. All copies of Software with respect to which the license hereunder is terminated shall be returned to Manufacturer within 30 days after such termination. Distributor shall deliver to each end user a copy of Manufacturer's written software license.

     6. CORRUPT PRACTICES. Distributor shall not use any compensation hereunder as payment to any governmental official or employee of any country in the Territory for the purpose of influencing such person's decisions or actions regarding the Products.

     7.   DURATION AND TERMINATION.

          7.1. TERM OF AGREEMENT. The initial term of this Agreement (the "Initial Term") shall commence effective February 9, 1999 after signed and delivered by both parties, and shall expire (if not automatically renewed as provided herein) on December 31, 2001. (As provided in Section 4.2, however, Distributor's rights in the third year of this Agreement may be made non-exclusive if the Milestones are not achieved). Thereafter, this Agreement shall renew automatically for additional renewal terms (each an "Additional Tenn") of twelve (12) months each, unless either party gives at least nine (9) months prior written notice to the other before the expiration of the Initial Term or any Additional Tenn that it does not wish to renew this Agreement beyond such Initial Term or such Additional Tenn; provided, however, that if Manufacturer fails to provide notice of termination within such nine month period, and Distributor fails to reach the Milestones for 2001 or any subsequent year of the Agreement (as adjusted pursuant to this Agreement), Manufacturer may elect to convert Distributor's distribution rights hereunder from exclusive to non-exclusive for the following year Milestones for years after 2001 shall be determined at the beginning of the preceding year, commencing at the beginning of 2001 for 2002 Milestones). (The Initial Tenn and each Additional Termshall be collectively referred to herein as the "Term").

          7.2. IMMEDIATE TERMINATION. Either party may terminate this Agreement immediately upon the occurrence of any one or more of the events contemplated in this Section 7.2.

          7.2.1. Material breach or default of this Agreement by the other party and failure to cure such default within 30 days after the other party has given written notice of such breach or default.

          7.2.2. On the 30th day following written notice by one party to the other of such party's election to terminate this Agreement as a result of the bankruptcy or insolvency of the other party or the appointment of a receiver or trustee for assets of the other party.

          7.2.3. On the 30th day following written notice by Manufacturer to Distributor of Distributor's unauthorized assignment or transfer of this Agreement.

          7.3. ACTIONS UPON TERMINATION. Upon the termination of this Agreement, the parties shall:

          7.3.1. Immediately cease the use of any confidential, proprietary or secret information of the other party and, in the case of Distributor, of the Marks except as permitted in Section 7.3.2; and

          7.3.2. unless this Agreement is terminated by Manufacturer for Distributor's breach or bankruptcy, and, subject to Manufacturer's rights under
Section 7.3.3 below, (i) Manufacturer shall honor all accepted purchase orders providing for delivery within 30 days of the date of termination and for which Distributor pays in full prior to shipment, and (ii) Distributor may sell on a nonexclusive basis but otherwise on the terms set forth in this Agreement (except that its license to the Trademarks is also nonexclusive) its remaining inventory of Products for a period of up to ninety (90) days following the date of termination;

          7.3.3. Manufacturer shall have the right (but not the obligation) on notice to Distributor given within ten days after termination to purchase from Distributor all or any portion of the Products in its inventory at the time of such expiration or termination for credit against outstanding invoices, or for cash refund to the extent there are no invoices then outstanding. Any credit or refund due Distributor for such Product shall be equal to the purchase price of the Product, less any discounts or credits previously received; and

          7.3.4. Distributor shall return to Manufacturer all promotional and sales training materials provided to Distributor by Manufacturer.

          7.3.5. Assign to Manufacturer and deliver to Manufacturer any import permits, health resignations, licenses, exemptions from customs duties and governmental consents of any nature specifically relating to i-STAT products, which Distributor may have or retain directly or indirectly in connection with the Products imported, sold and/or distributed under this Agreement, which it has not yet assigned or waived, or which have not yet been delivered prior to termination.

          7.4.CONTINUING OBLIGATIONS. Following any termination of this Agreement Distributor shall (a) cooperate in referring Customers to Manufacturer or to such other persons as Manufacturer may direct for continuing purchase of Products and related services; (b) transfer to Manufacturer or its nominees all outstanding maintenance contracts; and (c) provide Manufacturer with lists of each Customer who purchased product through Distributor, including records of all Software updates performed. The parties agree that following termination of this Agreement for any reason Distributor shall have no further obligations to Customers with respect to software updates and maintenance or technical support. The parties further agree that nothing in this Agreement shall be construed as preventing Distributor from soliciting Customers for other products following the termination of this Agreement.

     8.   INDEMNIFICATION; WARRANTY; LIMITATION OF LIABILITY.

          8.1.INDEMNIFICATION. Manufacturer and Distributor shall each at all times indemnify and hold the other party and their respective affiliates, stockholders, directors, officers, employees and agents harmless from and against all liabilities, losses, claims, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of or in connection with the breach of any covenant, agreement, warranty or representation made by it herein. In the event of any third party action, the other party shall have the right to participate in the defense, at its own expense, with counsel of its own choosing. Distributor shall indemnify Manufacturer against all claims, losses, damages, liabilities and expenses, including reasonable attorneys' fees and disbursements, incurred by Manufacturer arising with respect to the sale, distribution or use of a Product to the extent caused by any action or omission of Distributor or its stockholders, directors, officers, employees or agents.

          8.2.WARRANTY. Manufacturer agrees to extend to Distributor and to Distributor's Customers standard product warranties, as modified from time to time, the current version of which is attached as Schedule 8.2. EXCEPT FOR THE WARRANTY PROVIDED FOR IN'SCHEDULE 8.2, MANUFACTURER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND AND THE WARRANTIES OF MANUFACTURER ARE IN LIEU OF ALL OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OF NONINFRINGEMENT OF ANY THIRD PARTY PATENTS, COPYRIGHTS OR MARKS. EXCEPT FOR THE WARRANTY PROVIDED FOR IN SCHEDULE 8.2, MANUFACTURER MAKES NO WARRANTY OF ANY KIND TO CUSTOMERS OF DISTRIBUTOR HEREUNDER.

          8.3. LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL A PARTY BE RESPONSIBLE TO THE OTHER PARTY FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE SALE, DELIVERY, NONDELIVERY, SERVICING, USE, MAINTENANCE, SUPPORT, CONDITION OR POSSESSION OF PRODUCTS, OR FOR ANY OTHER CLAIM AGAINST A PARTY BY ANY OTHER PERSON OR ENTITY RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON BREACH OF WARRANTY, CONTRACT, TORT OR OTHER LEGAL THEORY.

     9.   MISCELLANEOUS.

          9.1.NO IMPLIED WAIVERS. A failure by one of the parties to assert its rights for or upon any breach of this Agreement shall not be deemed to be a waiver of such rights, nor shall such waiver be implied from the acceptance of any payment.

          9.2.FORCE MAJEURE. Neither party shall be liable to the other party or in default hereunder by reason of any delay or omission caused by epidemic ' fire, labor disputes, governmental law or regulations, executive or court order, Act of God or public enemy, war, civil commotion, earthquake, flood, accident or explosion.

          9.3.NOTICES. All notices given pursuant to this Agreement shall be in writing in the English language and shall be deemed effective on the day they are received by certified air mail or confirmed facsimile addressed to the other party at the address or facsimile number stated below.

If to the Distributor:

               Heska Corporation
               1613 Prospect Parkway
               Fort Collins, Colorado, 80525
               Attn: President
               Telephone Number: (970) 493-7272
               Facsimile Number:(970) 484-9505

If to the Manufacturer:

               i-STAT Corporation
               104 Windsor Center Drive
               East Windsor, New Jersey 08520
               Attention: Mr. Noah Kroloff
               Vice-President, International Sales and Marketing and Corporate Development
               Telephone Number: (609) 443-9300
               Facsimile Number: (609) 443-3621

          9.4.GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAWS OF CONFLICTS) OF THE STATE OF NEW JERSEY, USA.

          9.5. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including the schedules, constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous writings or discussions. Except asotherwise expressly provided, no agreement varying or extending the terms of this Agreement shall be binding on either party unless covered by an addendum signed by an authorized representative of each party.

          9.6. ASSIGNABILITY. Distributor may not assign any of its rights or obligations hereunder, whether voluntarily or by operation of law, without the prior written consent of Manufacturer, which shall not be unreasonably withheld; provided, however, that no consent shall be required for the assignment of this Agreement to any corporation controlled by Heska Corporation which has, as one of its principal lines of business, the sale of diagnostic equipment for the veterinary market Manufacturer may assign this Agreement to any person to whom Manufacturer has sold or transferred the assets of the business relating to the Products.

          9.7. SURVIVAL. Sections 2.1, 2.2, 4.13, 5.2, 7 and 8 shall survive the Term.

          9.8. RELATIONSHIP OF THE PARTIES. Nothing in this Agreement or any other document or agreement between the Parties shall constitute or be deemed to constitute a partnership or joint venture between the Parties. The relationship between Manufacturer and Distributor shall be that of seller and buyer. No officer, agent or employee of one party shall under any circumstances be considered the agent, employee or representative of the other party. Neither party shall have the right to enter into any contracts or binding commitments in the name of or on behalf of the other party in any respect whatsoever.

                                    EXECUTION

The parties have duly executed this Agreement through their duly authorized representatives. This Agreement is effective as of February 9, 1999, after signed and delivered by both parties.

                                 i-STAT CORPORATION

Date:  February 24, 1999         By:  /S/
                                    ----------------------------
Place of Execution:              Name Noah Kroloff
East Windsor, New Jersey,        Title:  Vice President
U.S.A.                           International Sales and
                                 Marketing and
                                 Corporate Development

                                 HESKA CORPORATION

Date:  February 19, 1999         By:  /S/
                                    ----------------------------
Place of Execution:              Name:  Paul S. Hudnut
Fort Collins, Colorado, U.S.A.   Title: Executive Vice President


                                  SCHEDULE 1.1

                        PRICE LIST FOR HESKA CORPORATION

Distributor shall pay to Manufacturer the prices set forth below for purchases of Cartridges and Analyzers, subject to adjustment from time to time as specified below.

Payment Terms: Net 30 days FOB, East Windsor, New Jersey.

 CARTRIDGE
PRODUCTS NO  DESCRIPTION   PRICE/TEST   QTY/BOX PRICE/BOX
-----------  -----------   ----------   ------- ---------

220300       EG7+          [ *** ]   [ *** ]    [ *** ]
220200       EG6+          [ *** ]   [ *** ]    [ *** ]
220100       G3+           [ *** ]   [ *** ]    [ *** ]
125000-02    EC8+          [ *** ]   [ *** ]    [ *** ]
121000-02    6+            [ *** ]   [ *** ]    [ *** ]
123000-02    EC6+          [ *** ]   [ *** ]    [ *** ]
121500-02    EC4+          [ *** ]   [ *** ]    [ *** ]
120100-02    G             [ *** ]   [ *** ]    [ *** ]


***  Confidential Treatment Requested

Cartridge Price Adjustments. The parties acknowledge and agree that the above prices for Cartridges are intended to provide Distributor with a gross profit of approximately fifty percent (50%). In the event Distributor in good faith deems it beneficial to offer to certain, specified Customers any volume purchase or similar price discounts on volume or other strategic sales of Cartridges, or in the event competitive products or competitive pressure prevailing in the industry result in Distributor lowering prices on Products in order to maintain or increase its market or competitive position with respect to the Products, Manufacture agrees that it will negotiate in good faith with Distributor a reduction of the prices on Cartridges so that Distributor and Manufacturer share equally any such discount or price reductions to the extent of sales of such discounted Cartridges. (By way of example, in the event Distributor offers a volume or other discount to a Customer of $0.20 on the price of EG7+ Cartridges (ex-Distributor), the transfer price to Distributor of such Cartridges would be reduced by $0.10, or to $4.50 per Cartridge). As used herein, the term "gross profit" shall have the meaning determined in accordance with United States generally accepted accounting principles and Distributor's customary practices commensurate therewith, applied on a consistent basis during the periods in question.

   ANALYZER
  PRODUCT NO.           DESCRIPTION                        PRICE
-------------      ------------------------            -------------

   210000          Thermal Controlled PCA              [    ***     ]
   111700          HP Portable Printer                 [    ***     ]
   111501          Portable Printer Paper              [    ***     ]
   111502          HP Portable Printer AC Adapter      [    ***     ]
   112100          Printer Cradle w/o IR Link          [    ***     ]
   ANALYZER
  PRODUCT NO.           DESCRIPTION                        PRICE
-------------      ------------------------            -------------

   111002          9 Volt Lithium Batteries            [    ***     ]
   131000          Aqueous Controls Level 1            [    ***     ]
   131500          Aqueous Controls Level 2            [    ***     ]
   132000          Aqueous Controls Level 3            [    ***     ]
   135681          Calibration Verification Set        [    ***     ]
   114000          Capillary Tubes 65 uL               [    ***     ]
   112200          IR Link With Cradle                 [    ***     ]
   111900          Seiko Printer with IR Link          [    ***     ]
   142000          Comprehensive Service Plan -        [    ***     ]
                   Analyzer
   142000          Comprehensive Service Plan - CDS    [    ***     ]

  PRODUCT NO.              DESCRIPTION                 PRICE
-------------      ------------------------            -------------

   010382-02       Cable, IR Link, 5 feet              [    ***     ]

                   CDS Configuration
   115002          CDS Hardware (CPU)                  [    ***     ]
   012124-01       CDS Monitor                         [    ***     ]
   010514          Cable, Printer                      [    ***     ]
   111800          Printer, CDS                        [    ***     ]
   013040-01       CDS Software                        [    ***     ]
                   Total CDS Configuration             [    ***     ]

                   Software Download Kit
   112200          IR Link                             [    ***     ]
   112250          Power Adaptor                       [    ***     ]
   010382-02       Cable, IR, 5 ft                     [    ***     ]
   012127-01       Adaptor, Keyboard, AT, IBM          [    ***     ]
   012128-01       Adaptor, Keyboard, IBM, AT          [    ***     ]
   517000          Total Software Download Kit         [    ***     ]

   011786-01       Paper, Printer, Seiko (2)           [    ***     ]


*** Confidential Treatment Requested

Annual Price Adjustment-Analyzers. In the event of an increase in Manufacturing Costs (as defined below) to Manufacturer resulting in an increase, individually or in the aggregate, of total finished cost of goods of any series 200 Analyzer in 2000 or 2001 for at least ninety (90) days, the Purchase Price to Distributor for each such Analyzer may be adjusted upwards by Manufacturer for contract year 2000 or 2001, as applicable (but only once in each such contract year) by not more than an aggregate percentage increase in the Purchase Price for such Analyzer of ten percent (10%). Manufacturer will notify Distributor of such price adjustments at least 60 days priorto such price adjustment and will furnish Distributor a revised Schedule 1.1 to this Agreement. Upon Distributor's request, Manufacturer will finmish supporting documentation therefor and permit Distributor to verify the accuracy of the Manufacturing Costs and any increases thereof passed through to Distributor hereunder Such adjustments may not be applied to previously-issued invoices. For purposes of this Schedule 1.1, "Manufacturing Cost" shall mean direct material and labor cost incurred by Manufacturer to manufacture Analyzers, or alternatively, the bona fide invoice cost to Manufacturer for Analyzers manufactured for Manufacturer by an unaffiliated third party manufacturer.

Other Hardware and Software Price Adjustments (excluding Cartridges). In the event of a change in the cost of manufacturing or acquiring other hardware components, the Purchase Price to Distributor may be adjusted upwards or downwards by Manufacturer in proportion to the percentage change in the cost of manufacture or acquisition.

Dating:

Four months of Cartridge shelf life is guaranteed for any Purchase order issued 45 days in advance of ship date. Cartridges will not be shipped to Distributor with less than 4 months shelf life unless Distributor is notified in advance and agrees to a shorter shelf life.

                                  SCHEDULE 8.2

                                    WARRANTY

Subject to Distributor's and Distributor's Customers' shipping, storing and handling the Products in accordance with Manufacturer's (or the maker's) specifications and instructions, Manufacturer warrants the Products (excluding consumable supplies) to be free from defects in materials or workmanship for one year from the original date of purchase subject to these terms and conditions. Returns will not be accepted without prior written authorization from Manufacturer and Products must show no evidence of improper shipping, storing or handling or operation, including unauthorized repairs and/or damage caused by batteries.

At its option, Manufacturer may repair or replace defective Products covered by this warranty. MANUFACTURER EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING THE WARRANTY OF MERCHANTABILITY AND FITNESS OF USE. In no event shall Manufacturer be liable for consequential damages arising out of the use of its Products.